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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Oil States International, Inc. of our report dated March 1, 2005, with respect to the consolidated financial statements of Oil States International, Inc., included in the 2004 Annual Report to Shareholders of Oil States International, Inc.

         We consent to the incorporation by reference in the following Registration Statements:

      1) Registration Statement (Form S-3 No. 333-83852) of Oil States International, Inc.

      2) Registration Statements (Form S-8 No. 333-57960 and Form S-8 No. 333-97041) pertaining to the 2001 Equity Participation Plan of Oil States International, Inc. and

      3) Registration Statement (Form S-8 No. 333-63050), pertaining to the Deferred Compensation Plan of Oil States International, Inc.;

of our report dated March 1, 2005, with respect to the consolidated financial statements of Oil States International, Inc. incorporated herein by reference, and our report dated March 1, 2005, with respect to Oil States International, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Oil States International, Inc., included in this Annual Report (Form 10-K) of Oil States International, Inc.

                                                 /s/ ERNST & YOUNG LLP
                                                 -------------------------------
                                                     Ernst & Young LLP

Houston, Texas
March 1, 2005